EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Peter Kasper Jakobsen, Chief Executive Officer of Mead Johnson Nutrition Company, certify that (i) Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in Mead Johnson Nutrition Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Mead Johnson Nutrition Company.

Date:	July 22, 2014	By:	/s/ Peter Kasper Jakobsen
Peter Kasper Jakobsen
President and Chief Executive Officer